UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2010

ELDORADO ARTESIAN SPRINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-18235	84-0907853
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1783 Dogwood Street Louisville, Colorado	80027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 499-1316 not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders of the Company voted to approve two proposals. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Exchange Act. There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement and all of management’s nominees were elected to our Board of Directors. Details of the voting are provided below:

Proposal 1:

To elect five directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

	Votes For	Votes Withheld
Douglas A. Larson	4,863,547	309,786
Kevin M. Sipple	4,862,862	310,471
Jeremy S. Martin	4,860,362	312,971
Kevin M. Sipple	4,860,362	312,971
J. Ross Colbert	4,860,362	312,971
George J. Schmitt	4,860,362	312,971

Proposal 2:

To ratify the appointment of Ehrhardt, Keefe, Steiner & Hottman, PC, as the Company’s independent registered public accountants for the fiscal year ending March 31, 2011.

Votes For	Votes Against	Abstentions
5,456,184	277,712	51,344

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eldorado Artesian Springs, Inc.

Date: September 21, 2010

By:    /s/ Douglas A. Larson
Douglas A. Larson
President